Exhibit 4.1

                          CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF
                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                              COMPUTONE CORPORATION

     COMPUTONE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     That, pursuant to the authority conferred upon the Board of Directors of Computone Corporation (the "Corporation") by Article Fourth of its Certificate of Incorporation, the Board of Directors of the Corporation adopted a resolution which establishes, designates and provides for the issuance of a series of preferred stock, $.01 par value, designated "Series A Cumulative Convertible Preferred Stock", consisting of 400,000 shares, and establishes the designations, preferences, qualifications, privileges, limitations, conversion rights and other rights of the Corporation's Series A Cumulative Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation, the Board of Directors does hereby establish and designate and provide for the issuance of a series of preferred stock, $.01 par value, designated "Series A Cumulative Convertible Preferred Stock" (the "Preferred Stock"), consisting of 400,000 shares, and does hereby fix and determine the relative rights, powers and preferences thereof to be as follows:

I.   RIGHTS ON LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of the Preferred Stock (and any class of capital stock or series of preferred stock issued by the Corporation after March 30, 2001, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to liquidation, winding-up and dissolution, hereinafter referred to as "Parity Securities") then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, either from capital, surplus or earnings, before any payment shall be made to the holders of shares of any class or series of securities ranking junior thereto, including the Corporation's Common Stock ("Junior Securities"). The amount of such payment shall be $10.00 per share plus all accrued but unpaid dividends thereon and all interest due thereon. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Preferred Stock and any Parity Securities shall be insufficient to pay the holders of the Preferred Stock and any Parity Securities the full amounts to which they respectively shall be entitled pursuant to this Section I(a), the holders of shares of the Preferred Stock and the Parity Securities shall share ratably in any distribution of assets according to the respective amounts that would be payable in respect of the shares of Preferred Stock and Parity Securities held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

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     (b) In the  event of any  liquidation,  dissolution  or  winding  up of the
Corporation, after payment shall have been made to the holders of shares of the Preferred Stock and any Parity Securities of the full amounts to which they shall have been entitled pursuant to the first sentence of Section I(a) hereof, the holders of shares of the Junior Securities shall have the exclusive right to share in all remaining assets of the Corporation available for distribution to its stockholders.

II.  VOTING.

     (a) On all matters presented to the holders of the Corporation's Common Stock, each holder of shares of the Preferred Stock shall be entitled to exercise such number of votes per share of Preferred Stock held by such holder as shall equal the number (including any fraction to one decimal place) of shares of Common Stock into which each share of Preferred Stock is convertible pursuant to Section III hereof on the date as of which a record of those entitled to vote is taken or, if no such record date is established, on the date such vote is taken. In the event such number of votes is not ascertained or not readily ascertained, each share of the Preferred Stock shall be entitled to one vote. Except as otherwise required by law or hereunder, the holders of the Preferred Stock and the holders of the Common Stock shall vote as a single class on all such matters.

     (b) The Corporation shall not, without the affirmative vote or consent of the holders of shares representing at least 60% of the shares of the Preferred Stock then outstanding, acting as a separate class:

          (i) in any manner authorize or create any class of capital stock ranking, either as to payment of dividends or distribution of assets, prior to the Preferred Stock;

          (ii)  in  any  manner  alter  or  change  the  designations,   powers,
                preferences or rights or the qualifications, limitations or restrictions of the Preferred Stock;

          (iii) declare or make any dividend or distribution on the Corporation's capital stock, except dividends on the Preferred Stock and any Parity Securities as described in Section IV hereof;

          (iv)  liquidate the Corporation;

          (v)   redeem or repurchase any Junior Securities; or

          (vi)  sell all or substantially all of the assets of the Corporation.

III. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by

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dividing the  Conversion  Value per share (as set forth below) by the Conversion
Price per share (as set forth below) in effect at the time of conversion. The initial Conversion Price with respect to the Preferred Stock shall be subject to adjustment as hereinafter provided. The Preferred Stock shall have a Conversion Value of $10.00 per share and an initial Conversion Price of $0.5883 per share.

     (b) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value at the time of the conversion as determined in good faith by the Board of Directors.

     (c) Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of its transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominee in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made on the date of such surrender of the shares of Preferred Stock to be converted and notice as herein provided, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date or, if such date is a weekend or legal holiday, the next succeeding business day. From and after such date, all rights of the holder with respect to the Preferred Stock so converted shall terminate.

     (d)  (i)   For purposes of this Section III(d),  the following  definitions shall apply:

          (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities and those described in clauses (B) and (C) of Section III(d)(i)(4) below.

          (2)  "Original Issue Date" shall mean March 30, 2001.

          (3) "Convertible Securities" shall mean any evidences of indebtedness or shares (other than the Preferred Stock issued on the Original Issue Date or as a dividend paid on the Preferred Stock so issued) directly or indirectly convertible into or exchangeable for Common Stock.

          (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the Original Issue Date, other than:

               (A) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock or as a dividend, stock split or other distribution thereon;

               (B)  shares  of  Common   Stock  issued  or  issuable  for  which
                    adjustment  of the  Conversion  Price  is made  pursuant  to
                    Section III(d)(ii)(2) below; and

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

               (C) shares of Common Stock issued or issuable by way of dividend or other distribution on shares excluded from the definition of Additional Shares of Common Stock under this Section III(d)(i)(4).

          (ii) (1) In the event that the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section III(d)(iv)) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Options or Convertible
                    Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects the rights of exercise under such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

          (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, plus the consideration actually received by the Corporation upon such exercise, or the consideration actually received by the Corporation for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

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

          (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such
                Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section III(d)(iv)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any actual issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (E) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

               (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section III(d)(ii) as of the actual date of their issuance.

          (2) In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or in any Convertible Securities or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise other than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

               (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

               (B)  in  the  case  of  any  such  subdivision,   combination  or
                    consolidation, when such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend or distribution shall have been paid or made on the date fixed therefor, the adjustment previously made in the Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and

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thereafter  the  Conversion  Price  shall be adjusted  pursuant to this  Section
III(d)(ii) as of the time of actual payment of such dividend or making of such distribution.

          (iii) In the event the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section III(d)(ii)), without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued or deemed to be issued would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued or deemed to be issued; provided that for the purpose of this
                Section III(d)(iii), all shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section III(d)(ii), such Additional Shares of Common Stock shall be deemed to be outstanding, but not including in such calculation any additional shares of Common Stock issuable solely as a result of the adjustment of the respective Conversion Price of such securities resulting from the issuance of Additional Shares of Common Stock causing such adjustment; provided further, that in the event the Corporation, without receiving any consideration, declares a dividend on Common Stock payable in Common Stock or effects a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such stock dividend or subdivision shall, on the date that Additional Shares of Common Stock are deemed issued pursuant to Section III(d)(ii)(2), be decreased proportionately; and provided further, that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

          (iv) For purposes of this Section III(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (1)  Such consideration shall:

               (A) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

               (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

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               (C)  in the event  Additional  Shares of Common  Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

          (2) The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section III(d)(ii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (v) (1) In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section III(d)(ii)(2) in a stock dividend, stock distribution or subdivision, such Additional Shares of Common Stock shall be deemed to have been issued for no consideration.

               (2) In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the applicable Conversion Price with respect to the Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (vi) No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Share.

     (g) Except for an amendment approved in accordance with Section II, the Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section III and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock set forth herein against impairment.

     (h) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section III, the Corporation at its expense shall promptly compute such adjustment or

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readjustment  in accordance  with the terms hereof and furnish to each holder of
Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Preferred Stock.

     (i) In the event of any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of the Preferred Stock, at least 10 days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (j) The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Preferred Stock.

     (k) The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of the Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer to a name other than that of the holder of the Preferred Stock, and no issuance or delivery need be made unless the Corporation has been paid the amount of such tax or it has been established to the Corporation's satisfaction that the tax has been paid.

IV. DIVIDENDS. The holder of each share of the Preferred Stock shall be entitled to receive, before any dividend shall be declared or paid upon or set aside for the Junior Securities, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, quarterly dividends in cash at the rate of $.60 per share per annum, and no more; provided, however, that if the Corporation does not register for resale pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder the shares of Common Stock into which the shares of Preferred Stock are convertible within 120 days after the date of their issuance, the dividend rate shall be $.80 per share per annum; provided that the dividend rate of $.80 per share per annum shall remain at the higher rate for the period commencing on such 120th day until the date that such registration is declared effective, and on the date of effectiveness the dividend rate shall revert to $.60 per share per annum. Dividends on shares of the Preferred Stock shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 in each year commencing June 30, 2001; provided, however, that during the period commencing March 30, 2001 and ending on February 28, 2003, the Corporation may satisfy the dividend payment obligations under this Section IV by payment, in lieu of cash, of shares of Preferred Stock at the rate of $10.00 per share, and in such event, the Conversion Price under Section III hereof shall be adjusted to the lesser of (i) the Conversion Price then in effect and (ii) the weighted average of the previously outstanding Preferred Stock times the Conversion Price and the amount of the dividend times 95% of the average closing price of the Corporation's Common Stock for the ten trading days prior to the Dividend Repayment Date. Dividends on shares of the Preferred Stock shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment

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

     of such dividends) so that if Full Cumulative Dividends (as hereinafter defined) upon the Preferred Stock to the end of the last completed Dividend Period (as hereinafter defined) have not been paid or declared and a sum sufficient for payment thereof set apart, then the amount of the deficiency in such dividends must be fully paid or dividends in such amount must be declared on the shares of the Preferred Stock and a sum sufficient for the payment thereof must be set apart for such payment, before any dividend may be declared or paid or any other distribution ordered or made upon the Junior Securities (other than a dividend payable on the Corporation's Common Stock in Common Stock) and before any sum or sums may be set aside for or applied to the purchase or redemption of any shares of any Common Stock or the Preferred Stock. All dividends declared upon the Preferred Stock shall be declared pro rata per share. Dividends accruing during each Dividend Period shall be payable on the Dividend Payment Date (as hereinafter defined) of such Dividend Period. Holders of shares of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the Full Cumulative Dividends at the rate set forth herein. As long as any Preferred Stock is outstanding and the dividends set forth herein have not been paid in full, no dividend or distribution shall be declared or made with respect to any other type or class of securities issued by the Corporation. The Parity Securities shall be of equal rank with the Preferred Stock with respect to the declaration and payment of dividends. All dividends declared on the Preferred Stock and the Parity Securities shall be declared pro rata per share based on the respective dates of original issuance thereof.

     For purposes of this Section IV:

     "Dividend Payment Date" means, as to each respective Dividend Period, the last day of such Dividend Period.

     "Full Cumulative Dividends" means (whether or not in any Dividend Period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the full rate fixed for the Preferred Stock as provided herein for the period of time elapsed from March 30, 2001 to the date as of which Full Cumulative Dividends are to be computed.

     "Dividend Period" means each calendar quarter or portion thereof during which the relevant share of the Preferred Stock is outstanding.

V.   REDEMPTION.

     (a) After February 28, 2003 and on or before February 29, 2004, the Corporation shall have the right, at its option, to redeem all or any portion of the shares of Preferred Stock then outstanding at a price per share of $11.50 plus an amount equal to all accrued but unpaid dividends thereon and any interest due thereon. After February 29, 2004 and on or before February 28, 2005, the Corporation shall have the right, at its option, to redeem all or any portion of the shares of Preferred Stock then outstanding at a price per share of $11.00 plus an amount equal to all accrued but unpaid dividends thereon and any interest due thereon. After February 28, 2005 and on or before February 28, 2006, the Corporation shall have the right, at its option, to

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

redeem all or any portion of the shares of Preferred Stock then outstanding at a price per share of $10.50 plus an amount equal to all accrued but unpaid dividends thereon and any interest due thereon. After February 28, 2006, the Corporation shall have the right, at its option, to redeem all or any portion of the shares of Preferred Stock then outstanding at a price per share of $10.00 plus an amount equal to all accrued but unpaid dividends thereon and any interest due thereon. The respective prices per share set forth in this Section V(a) are hereinafter referred to as the "Redemption Price." If less than all outstanding shares of Preferred Stock then outstanding are redeemed, the Corporation shall redeem a like percentage of the shares of Preferred Stock held by each holder thereof.

     (b) Notwithstanding the foregoing, upon a change of control of the Corporation, holders of Preferred Stock shall, if the market value of the Corporation's Common Stock at such time is less than the Conversion Price, have a one-time option, exercisable upon not less than 30 days notice and not more than 60 days notice, to require the Corporation to redeem the Preferred Stock at a price per share of $11.50, plus an amount equal to all accrued but unpaid dividends thereon. A change of control shall mean any of the following events: the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Corporation or the adoption of a plan relating to the Corporation's liquidation or dissolution.

     (c) After 12 months following the Original Issue Date, the Corporation may redeem the Preferred Stock at 100% of the liquidation preference thereon, plus all accumulated and unpaid dividends, if any, whether or not declared, to the redemption date, if all of the following conditions are met: (i) the trading price of the Corporation's Common Stock equals or exceeds $2.00 per share for 20 consecutive trading days and (ii) there is an effective registration statement covering the shares of Common Stock into which the Preferred Stock is convertible.

     (d) At least 30 days prior to the date of any such redemption (the "Redemption Date"), written notice thereof (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-United States residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock, except the right to receive the Redemption Price, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

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

     (e) For each share of the Preferred  Stock to be redeemed  pursuant to this
Section V, the Corporation shall be obligated on the applicable Redemption Date to pay the holder thereof, upon surrender by such holder at the Corporation's principal office (or at such other place as may be designated by the Corporation) of the certificate or certificates representing such shares an amount in immediately available funds equal to the Redemption Price. If the funds of the Corporation legally available for the redemption of shares of the Preferred Stock on any Redemption Date are insufficient to redeem the number of shares to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum number of shares of the Preferred Stock ratably among the holders of the shares to be redeemed based upon the respective aggregate Redemption Prices of the shares held by each holder, and an amount equal to the balance that would have been payable to each such holder shall become an obligation of the Corporation to the respective holder, the amount of which shall bear simple interest at a floating rate equal to the prime rate of interest announced by Bank of America as in effect from time to time. At any time after such Redemption Date when additional funds of the Corporation are legally available for the redemption of such shares, such funds shall promptly be used to redeem the maximum number of shares of the Preferred Stock that the Corporation had become obligated to redeem but has not redeemed.

     IN WITNESS WHEREOF, Computone Corporation has caused this Certificate to be signed by E. Leo Bebeau, its President, and attested by Gregory Roseberry, its Assistant Secretary, this 2nd day of April, 2001.

                                        COMPUTONE CORPORATION.

(SEAL)
                                        By: /s/ E. Leo Bebeau
                                            ------------------------
                                            E. Leo Bebeau, President

ATTEST:


/s/ Gregory Roseberry
------------------------
Gregory Roseberry,
Assistant Secretary

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